As filed with the Securities and Exchange Commission on August 13, 2020

Registration No. 333 -____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________

DYADIC INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
________________________

Delaware	45-0486747
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida 33477
(561) 743-8333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Mark Emalfarb
Chief Executive Officer
Dyadic International, Inc.
140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida 33477
(561) 743-8333
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________

With a copy to:

Ping Rawson Chief Financial Officer Dyadic International, Inc. 140 Intracoastal Pointe Drive, Suite 404 Jupiter, Florida 33477 (561) 743-8333	Kimberly C. Petillo-Décossard Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 (212) 701-3265
________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	-	-
Total	$50,000,000	$6,490

(1) There are being registered hereunder such indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $50,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions

(2) The proposed maximum offering price per security will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3, as amended.

(3) Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains:
•a base prospectus which covers the offering, issuance and sale by us of up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and
•a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $50,000,000 of our common stock that may be issued and sold under a sales agreement with Jefferies LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The $50,000,000 of common stock to purchase common stock that may be offered, issued and sold under the sales agreement prospectus supplement is included in the $50,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with Jefferies LLC, any portion of the $50,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated August 13, 2020
PROSPECTUS

DYADIC INTERNATIONAL, INC.

$50,000,000
Common Stock
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We may, from time to time, offer and sell up to $50,000,000 of the securities described in this prospectus at prices and on terms described in one or more supplements to this prospectus.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on The Nasdaq Capital Market under the trading symbol “DYAI.” On August 10, 2020, the closing price of our common stock was $8.91 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.
You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein prior to making an investment decision.
Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference into this prospectus, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2020

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this prospectus, we may sell the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $50,000,000.
Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.
We have not authorized anyone to provide you with any information other than contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, industry, statistical and market data from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified statistical, market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.
Unless the context indicates otherwise, as used in this prospectus, the terms “Dyadic,” “Dyadic International, Inc.” “Company,” “we,” “us” and “our” refer to Dyadic International, Inc. and, where appropriate, its subsidiaries on a consolidated basis.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference into this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Overview
Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our” or the “Company”) is a global biotechnology platform company based in Jupiter, Florida with operations in the United States, a satellite office in the Netherlands and currently two research organizations performing services under contract to Dyadic in Finland and Spain. Over the past two decades, the Company has developed a gene expression platform for producing commercial quantities of industrial enzymes and other proteins, and has previously licensed this technology to third parties, such as Abengoa Bioenergy, BASF, Codexis and others, for use in industrial (non-pharmaceutical) applications. This technology is based on the Thermothelomyces heterothallica (formerly Myceliophthora thermophila) fungus, which the Company named C1. The C1 technology is a robust and versatile fungal expression system for the development and production of enzymes and other proteins.
On December 31, 2015, the Company sold its industrial technology business to Danisco US, Inc (“Danisco”), the industrial biosciences business of DuPont (NYSE: DD) for $75 million (the “DuPont Transaction”). As part of the DuPont Transaction, Dyadic retained co-exclusive rights to the C1 technology for use in all human and animal pharmaceutical applications, and currently has the exclusive ability to enter into sub-license agreements (subject to the terms of the license and to certain exceptions). Danisco retained certain rights to utilize the C1 technology in pharmaceutical applications, including the development and production of pharmaceutical products, for which it will be required to make royalty payments to Dyadic upon commercialization. In certain circumstances, Dyadic may owe a royalty to either Danisco certain licensors of Danisco, depending upon whether Dyadic elects to utilize certain patents either owned by Danisco or licensed in by Danisco.
After the DuPont Transaction, the Company has been focused on the biopharmaceutical industry, specifically in further improving and applying the proprietary C1 technology into a safe and efficient gene expression platform to help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. We believe that the C1 technology could be beneficial in the development and manufacturing of human and animal vaccines and drugs, such as virus-like particles (VLPs), protein antigens, monoclonal antibodies (mAbs), Bi-Specific antibodies, Fab antibody fragments, Fc-Fusion proteins, as well as other therapeutic enzymes and proteins. The Company is involved in multiple funded research collaborations with animal and human pharmaceutical companies designed to leverage its C1 technology to help develop products such as innovative vaccines and drugs, biosimilars and/or biobetters.

Effective April 17, 2019, our common stock began trading on the NASDAQ Stock Market LLC’s NASDAQ Capital Market, under the symbol “DYAI”. Prior to the Company’s uplisting to the NASDAQ, the Company’s common stock traded on the OTCQX market.

Corporate Information
We were incorporated in Delaware in September 2002. Our principal corporate offices are located at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL 33477. Our telephone number is (561) 743-8333. Our website is www.dyadic.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.
Description of Securities
We may offer up to $50,000,000 of common stock, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
•the names of those agents or underwriters;
•applicable fees, discounts and commissions to be paid to them;
•details regarding over-allotment or other options, if any; and
•the net proceeds to us, if any.
Common Stock
We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Our Restated Certificate of Incorporation does not provide for cumulative voting. Subject to the preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. In this prospectus, we have summarized certain general features of the common stock under the heading “Description of Capital Stock — Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.
Use of Proceeds
Unless we specify another use in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, including for research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures, as well as potential acquisitions and other strategic transactions. See “Use of Proceeds” in this prospectus.

The Nasdaq Capital Market Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “DYAI.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, expectations, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.
We have based these forward-looking statements on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. These factors include, among other things: (1) general economic, political and market conditions; (2) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical research and business plans and strategic initiatives; (3) our ability to retain and attract employees, consultants, directors and advisors; (4) our ability to implement and successfully carry out Dyadic’s and third parties’ research and development efforts; (5) our ability to obtain new license and research agreements; (6) our ability to maintain our existing access to, and/or expand access to third party contract research organizations in order to carry out our research projects for ourselves and third parties; (7) competitive pressures and reliance on our key customers and collaborators; (8) the pharmaceutical and biotech industry, governmental regulatory and other agencies’ willingness to adopt, utilize and approve the use of the C1 gene expression platform; (9) the risk of theft, misappropriation or expiration of owned or licensed proprietary and intellectual property, genetic and biological materials owned by us and/or Danisco US, Inc. and VTT Technical Research Centre of Finland Ltd; (10) speculative nature and illiquidity of equity securities received as consideration from sub-licenses; and (11) the impact of the novel coronavirus identified as “COVID-19” on our business and operating results.
The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a highly regulated, competitive and rapidly changing environment. Our competitors have far greater resources, infrastructure and market presence than we do which makes it difficult for us to enter certain markets, and/or to gain or maintain customers. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, including for research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures, as well as potential acquisitions and other strategic transactions.
We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.
When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the material terms and provisions of the common stock that we may offer under this prospectus, but it is not complete. This description is based upon, and is qualified by reference to, our Restated Certificate of Incorporation, our Second Amended and Restated Bylaws and applicable provisions of Delaware corporate law. You should read our Restated Certificate of Incorporation and Second Amended and Restated Bylaws, which have been publicly filed with the SEC, for the provisions that are important to you.
General
Our Restated Certificate of Incorporation authorizes us to issue up to 100,000,000 shares of common stock, $0.001 par value per share. As of August 10, 2020, there were 27,482,157 shares of common stock issued and outstanding, held by 58 stockholders of record. There are currently no shares of preferred stock issued or outstanding.
Common Stock

Voting Rights: Holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by stockholders.
Dividends: Holders of our common stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the board of directors. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law. We do not anticipate paying any cash dividends in the foreseeable future.
Other Rights: Our common stock is not entitled to preemptive rights and is not subject to redemption, including sinking fund provisions, or conversion. Upon our liquidation, dissolution or winding up, the assets, if any, legally available for distribution to stockholders are distributable ratably among the holders of common stock after payment of all classes or series of preferred stock. The rights, preferences and privileges of holders of common stock are subject to the preferential rights of all classes or series of preferred stock that may be issued in the future.
Options and Warrants Convertible into Common Stock
As of August 10, 2020, there were outstanding options entitling the holders to purchase 4,650,390 shares of our common stock at a weighted average exercise price of $2.44 per share.
There are currently no outstanding warrants to purchase shares of our common stock.
Anti-Takeover Provisions
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
 In general, Section 203 defines a “business combination” to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.
Certificate of Incorporation and Bylaws
Provisions of our Restated Certificate of Incorporation and Second Amended and Restated Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Restated Certificate of Incorporation and Second Amended and Restated Bylaws contain the following provisions:
•Staggered Board: The board of directors is composed of three classes of directors who serve staggered three-year terms so that only one-third of the directors are eligible for election at any annual meeting of stockholders, and cumulative voting in the election of directors is specifically denied.
•Elimination of Stockholder Action by Written Consent: Any action permitted to be taken by the Company’s stockholders is required to be effected at a duly called annual or special meeting of stockholders and cannot be effected by a written consent.
•Special Meeting of Stockholders: The Company’s stockholders will not be permitted to call a special meeting of stockholders, and the only business matters permitted to be conducted at any annual or special meeting of stock-holders will be business matters properly brought before that meeting in accordance with specified procedures.
•Board Vacancies and Removals: The board of directors establishes the number of directors, and vacancies on the board of directors must be filled by a majority approval of the remaining directors, and directors may not be removed by stockholder action without cause.
•Procedures for Stockholder Nominations and Proposals: Specific procedures are established for stockholder nominations for directors and stockholder proposals of business to be considered at an annual or special meeting of stockholders.
•Amendment or Repeal of Bylaws: The board of directors is empowered to adopt, amend or repeal the bylaws, while our stockholders may adopt, amend or repeal the bylaws only upon an affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote
•Undesignated Preferred Stock: The board of directors has the power to designate and establish new classes of preferred stock having terms that the board of directors determines to be advisable. If in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in the

Company’s best interest, shares of common stock or preferred stock could be issued by the board of directors without stockholder approval in one or more transactions.
•Approval of Certain Matters: With respect to extraordinary matters that are brought to the Company’s stockholders for a vote, including the sale of all or substantially all of our assets, a merger, a consolidation, the conversion of the Company into another type of entity or the amendment of the Restated Certificate of Incorporation, unless that matter is affirmatively recommended by the board of directors, its approval will require the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.
•Choice of Forum. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (C) any action or proceeding asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Restated Certificate of Incorporation or Second Amended and Restated Bylaws, or (D) any action or proceeding asserting a claim governed by the internal affairs doctrine. The choice of forum provision does not apply to any actions arising under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.
The foregoing provisions may be amended or repealed only with the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.
Limitations on Liability and Indemnification
Our Restated Certificate of Incorporation and Second Amended and Restated Bylaws contain provisions that allow us to limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide that we generally will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time. However, we may modify the extent of such indemnification by individual contracts with its directors and officers. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.
We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Dyadic, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Dyadic.
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his capacity as such.

Exchange Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “DYAI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, NY 10004, and its telephone number is (212) 509-4000.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:
•the name or names of any underwriters, dealers, agents or other purchasers;
•the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, and the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.
We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or dealers or agents that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY, will pass upon the validity of the securities offered by this prospectus and any supplement thereto. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Mayer Hoffman McCann P.C, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Mayer Hoffman McCann’s report, given on their authority as experts in accounting and auditing.
INTERESTS OF EXPERTS
No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://dyadic.com/investors. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-55264):
•our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020;
•our Current Reports on Form 8-K filed with the SEC on June 29, 2020, and July 1, 2020;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 13, 2020; and
•the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 12, 2019, including any amendments thereto or reports filed for the purposes of updating this description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part effective upon filing shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.
You can request a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus), at no cost, by writing or telephoning us at the following address or telephone number:

Dyadic International, Inc.
140 Intracoastal Pointe Dr., Suite 404
Jupiter, Florida, 33477
(561) 743-8333

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated August 13. 2020.

PROSPECTUS SUPPLEMENT

DYADIC INTERNATIONAL, INC.

Up to $50,000,000
Common Stock

We have entered into an Open Market Sale AgreementSM, or the sales agreement, with Jefferies LLC, or Jefferies, dated August 13, 2020, relating to the sale of shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $50,000,000 from time to time through Jefferies, acting as our agent.
Our common stock is listed on The Nasdaq Capital Market under the trading symbol “DYAI.” On August 10, 2020, the closing price of our common stock was $8.91 per share.
Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the sales agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jefferies will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price of the shares of our common stock sold through it pursuant to the sales agreement. See “Plan of Distribution” beginning on page S-9 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act.
You should carefully read this prospectus supplement and all information incorporated by reference therein and herein prior to making an investment decision.
Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus supplement under “Risk Factors” beginning on page S-6 and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is , 2020

ABOUT THIS PROSPECTUS SUPPLEMENT
This sales agreement prospectus supplement is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.
We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this sales agreement prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and Jefferies has not, authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. We are not, and Jefferies is not, making an offer to sell or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.
Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context indicates otherwise, as used in this prospectus supplement, the terms “Dyadic,” “Dyadic International, Inc.” “Company,” “we,” “us” and “our” refer to Dyadic International, Inc. and, where appropriate, its subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying base prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying base prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for a copy of such contract, agreement or other document.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://dyadic.com/investors. Information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying base prospectus and is not incorporated by reference herein or therein, and the inclusion of our website address in this prospectus supplement and the accompanying base prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement the information or documents listed below that we have filed with the SEC (Commission File No. 000-55264):
•our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020
•our Current Reports on Form 8-K filed with the SEC on June 29, 2020, and July 1, 2020;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 13, 2020; and
•the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 12, 2019, including any amendments thereto or reports filed for the purposes of updating this description.
All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement is a part effective upon filing shall be deemed to be incorporated by reference into this prospectus supplement.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You should rely only on the information provided in and incorporated by reference into this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front cover of these documents.
You can request a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus supplement), at no cost, by writing or telephoning us at the following address or telephone number:
Dyadic International, Inc.
140 Intracoastal Pointe Dr., Suite 404
Jupiter, Florida, 33477
(561) 743-8333

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read this entire prospectus supplement, the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-6 of this prospectus supplement and incorporated by reference to our annual report on Form 10-K and our quarterly reports on Form 10-Q.
Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our” or the “Company”) is a global biotechnology platform company based in Jupiter, Florida with operations in the United States, a satellite office in the Netherlands and currently two research organizations performing services under contract to Dyadic in Finland and Spain. Over the past two decades, the Company has developed a gene expression platform for producing commercial quantities of industrial enzymes and other proteins, and has previously licensed this technology to third parties, such as Abengoa Bioenergy, BASF, Codexis and others, for use in industrial (non-pharmaceutical) applications. This technology is based on the Thermothelomyces heterothallica (formerly Myceliophthora thermophila) fungus, which the Company named C1. The C1 technology is a robust and versatile fungal expression system for the development and production of enzymes and other proteins.
On December 31, 2015, the Company sold its industrial technology business to Danisco (“Danisco”), the industrial biosciences business of DuPont (NYSE: DD) for $75 million (the “DuPont Transaction”). As part of the DuPont Transaction, Dyadic retained co-exclusive rights to the C1 technology for use in all human and animal pharmaceutical applications, and currently has the exclusive ability to enter into sub-license agreements (subject to the terms of the license and to certain exceptions). Danisco retained certain rights to utilize the C1 technology in pharmaceutical applications, including the development and production of pharmaceutical products, for which it will be required to make royalty payments to Dyadic upon commercialization. In certain circumstances, Dyadic may owe a royalty to either Danisco or certain licensors of Danisco, depending upon whether Dyadic elects to utilize certain patents either owned by Danisco or licensed in by Danisco.
After the DuPont Transaction, the Company has been focused on the biopharmaceutical industry, specifically in further improving and applying the proprietary C1 technology into a safe and efficient gene expression platform to help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. We believe that the C1 technology could be beneficial in the development and manufacturing of human and animal vaccines and drugs, such as virus-like particles (VLPs), protein antigens, monoclonal antibodies (mAbs), Bi-Specific antibodies, Fab antibody fragments, Fc-Fusion proteins, as well as other therapeutic enzymes and proteins. The Company is involved in multiple funded research collaborations with animal and human pharmaceutical companies designed to leverage its C1 technology to help develop products such as innovative vaccines and drugs, biosimilars and/or biobetters.
Effective April 17, 2019, our common stock began trading on the NASDAQ Stock Market LLC’s NASDAQ Capital Market, under the symbol “DYAI”. Prior to the Company’s uplisting to the NASDAQ, the Company’s common stock traded on the OTCQX market.
Dyadic was incorporated in Delaware in September 2002. Our principal corporate offices are located at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL 33477; telephone number (561) 743-8333; website www.dyadic.com. The information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our securities.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding following the offering:	Up to 5,600,000 shares (as more fully described in the notes following this table), assuming sales of shares of our common stock in this offering at an offering price of $8.91 per share, which was the last reported sale price of our shares on the Nasdaq Capital Market on August 10, 2020. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution
“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading market for our common stock through our agent, Jefferies. See the section entitled “Plan of Distribution” on page S-9 of this prospectus supplement.

Use of Proceeds
We intend to use the net proceeds of this offering for general corporate purposes, including for research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures, as well as potential acquisitions and other strategic transactions. See the section entitled “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors
See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	DYAI

The number of shares of our common stock to be outstanding after this offering is based on 27,482,157 shares of our common stock outstanding as of August 10, 2020 and excludes:

•4,650,390 shares of common stock issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $2.44 per share; and
•2,134,211 additional shares of common stock reserved for future issuance under our stock incentive plans.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying base prospectus involves risks. You should carefully consider the risk factors described below and in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 incorporated by reference in this prospectus supplement, any amendment or update thereto reflected in subsequent filings with the SEC, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Relating to this Offering
If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity in the future, which may result in additional dilution to you.
The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 27,482,157 shares of our common stock are sold at a price of $8.91 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 10, 2020, for aggregate gross proceeds of approximately $50,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $6.46 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business.
Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the sales agreement. The number of shares that are sold by Jefferies after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Jefferies. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, including statements regarding our future results of operations and financial condition, expectations, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.
We have based these forward-looking statements on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, any free writing prospectus, and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. These factors include, among other things: (1) general economic, political and market conditions; (2) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical research and business plans and strategic initiatives; (3) our ability to retain and attract employees, consultants, directors and advisors; (4) our ability to implement and successfully carry out Dyadic’s and third parties’ research and development efforts; (5) our ability to obtain new license and research agreements; (6) our ability to maintain our existing access to, and/or expand access to third party contract research organizations in order to carry out our research projects for ourselves and third parties; (7) competitive pressures and reliance on our key customers and collaborators; (8) the pharmaceutical and biotech industry, governmental regulatory and other agencies’ willingness to adopt, utilize and approve the use of the C1 gene expression platform; (9) the risk of theft, misappropriation or expiration of owned or licensed proprietary and intellectual property, genetic and biological materials owned by us and/or Danisco US, Inc. and VTT Technical Research Centre of Finland Ltd; (10) speculative nature and illiquidity of equity securities received as consideration from sub-licenses; and (11) the impact of the novel coronavirus identified as “COVID-19” on our business and operating results.
The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a highly regulated, competitive and rapidly changing environment. Our competitors have far greater resources, infrastructure and market presence than we do which makes it difficult for us to enter certain markets, and/or to gain or maintain customers. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, or to conform these statements to actual results or to changes in our expectations.
You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time. We intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, including for research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures.
Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments. The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.
DIVIDEND POLICY
While there are no restrictions on the payment of dividends, we have not declared or paid any cash dividends on shares of our common stock, and we presently have no intention of paying any cash dividend in the foreseeable future. The Company’s current policy is to retain earnings, if any, to finance the expansion of its business. The future payment of dividends will depend on the results of operations, financial condition, capital expenditure plans and other factors that we deem relevant and will be at the sole discretion of the board of directors.

DILUTION
If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2020, was approximately $32.1 million, or approximately $1.17 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of shares of common stock outstanding as of June 30, 2020, 2020.
After giving effect to the assumed sale by us of $50,000,000 of our common stock in this offering at an assumed public offering price of $8.91 per share of our common stock (the last reported sale price of our common stock on The Nasdaq Capital Market on August 10, 2020), and after deducting the estimated fees and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020, would have been approximately $80.6 million or approximately $2.45 per share of common stock. This represents an immediate increase in net tangible book value of approximately $1.28 per share to existing shareholders and an immediate dilution of approximately $6.46 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$8.91
Net tangible book value per ordinary share as of June 30, 2020	$1.17
Increase in net tangible book value per ordinary share attributable to the offering	$1.28
As adjusted net tangible book value per ordinary share after giving effect to this offering		$2.45
Dilution per share to new investors participating in the offering		$6.46

We have calculated the dilution discussed above in accordance with Item 506 of Regulation S-K using the last reported sale price of our common stock on a date within five days of the date of this prospectus.
The above discussion and table are based on 27,482,157 shares of our common stock outstanding as of June 30, 2020 and excludes the following, as of that date:
•4,650,390 shares of common stock issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $2.44 per share; and
•2,134,211 additional shares of common stock reserved for future issuance under our stock incentive plans.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $50,000,000 of our shares of common stock from time to time through Jefferies acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell shares of common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $65,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of the shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.
LEGAL MATTERS
Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY, will pass upon the validity of the securities offered hereby on behalf of Dyadic. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, NY.
EXPERTS
Mayer Hoffman McCann P.C, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Mayer Hoffman McCann’s report, given on their authority as experts in accounting and auditing.

DYADIC INTERNATIONAL, INC

Up to $50,000,000

Common Stock

__________________________________________
PROSPECTUS SUPPLEMENT
__________________________________________

Jefferies
, 2020

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown below are estimates, except for the Securities Exchange Commission, or the SEC, registration fee and the FINRA filing fee.

SEC Registration Fee	$6,490
FINRA Filing Fee	$8,000
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Printing Fees and Expenses	*
Transfer Agent Fees and Expenses	*
Miscellaneous Fees and Expenses	*
Total........................................................................................................................	$ *

___________
* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.
Our Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide that we generally will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time. However, we may modify the extent of such indemnification by individual contracts with its directors and officers. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.
We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of
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Dyadic, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Dyadic.
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.
The underwriters will be obligated, under certain circumstances, pursuant to any underwriting agreements we enter into in connection with the sale of any securities being registered hereby, to indemnify us and our officers and directors against certain liabilities under the Securities Act.

Item 16.	Exhibits.

		Incorporated by Reference
Exhibit No.	Description of Exhibit	Form	Original No.	Date Filed
1.1*	Form of Underwriting Agreement
1.2**	Open Market Sale Agreement by and between the Company and Jefferies LLC, dated August 13, 2020
3.1#	Restated Certificate of Incorporation dated November 1, 2004	10-12G	3.1	January 14, 2019
3.2#	Second Amended and Restated Bylaws dated December 13, 2018	10-12G/A	3.2	February 8, 2019
4.1#	Specimen Stock Certificate Evidencing Shares of Common Stock	10-12G	4.1	January 14, 2019
5.1**	Opinion of Cahill Gordon & Reindel LLP
23.1**	Consent of Mayer Hoffman McCann P.C.
23.2**	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1)

Notes:
* To be filed by amendment or as an exhibit to a Current Report of the registrant on Form 8-K or other document to be incorporated herein by reference.
** Filed herewith.
# Previously filed with the SEC.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by
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reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida, on August 13, 2020.

DYADIC INTERNATIONAL, INC.

August 13, 2020	By:	/s/ Mark A. Emalfarb
Mark A. Emalfarb
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
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Signature	Title	Date

/s/ Mark A. Emalfarb	Chief Executive Officer, Director	August 13, 2020
Mark A. Emalfarb	(Principal Executive Officer)

/s/ Ping W. Rawson	Chief Financial Officer	August 13, 2020
Ping W. Rawson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael P. Tarnok	Chairman, Director	August 13, 2020
Michael P. Tarnok

/s/ Jack L. Kaye	Director	August 13, 2020
Jack L. Kaye

/s/ Seth J. Herbst	Director	August 13, 2020
Seth J. Herbst, MD

/s/Arindam Bose	Director	August 13, 2020
Arindam Bose, Ph.D.

/s/Barry C. Buckland	Director	August 13, 2020
Barry C. Buckland, Ph.D.
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